                                                                  Exhibit 2(p)


                            DOCUMENT ESCROW AGREEMENT

                              Northern News Company
                              ---------------------

         This agreement is made and entered October 9, 1996, among United Magazine Company, an Ohio corporation ("UNIMAG"), Northern News Company, a Michigan corporation ("NORTHERN"), and Baker & Hostetler ("ESCROW AGENT").

                             BACKGROUND INFORMATION
                             ----------------------

         A. Unimag and Northern are parties to an Asset Transfer and Exchange Agreement (the "EXCHANGE AGREEMENT") effective July 29, 1996, and certain other documents executed in connection with the transactions contemplated by the Exchange Agreement (the "ADDITIONAL DOCUMENTS").

         B. Unimag and Northern desire to consummate the Exchange (defined in the Exchange Agreement) and the other transactions contemplated by the Exchange Agreement upon the satisfaction of certain conditions (as described in Section
7.5 of the Exchange Agreement and as also described more fully in this agreement).

         C. Unimag and Northern desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

         D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

         The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:

         Section 1. Unless otherwise defined in this agreement, all capitalized words and phrases in this agreement shall have the same meanings as set forth in the Exchange Agreement.

         Section 2. Unimag and Northern have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

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         Section 3. Unimag has executed and/or delivered to Escrow Agent and
Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit B.

         Section 4. Northern has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

         Section 5. Unimag and/or Northern, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

         Section 6. Unless Unimag and Northern otherwise agree and together instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

                  (a) Unimag shall have consummated the escrow closings of the Stoll Acquisition, the Michiana Acquisition, all of the Scherer Companies Acquisitions, and the acquisition of The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"). Such escrow closings shall have been completed no later than November 15, 1996, and shall be upon terms and conditions substantially similar to the Escrow Closing under the Exchange Agreement and this agreement (hereinafter referred to as this "ESCROW CLOSING"). This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and by Stoll, by Michiana, by each of Ohio Periodical Distributors, Inc., The Scherer Companies, Wholesalers Leasing Corp., and Read-mor Book Stores, Inc. (collectively, the "SCHERER COMPANIES"), and by each of the Klein Companies, respectively (for the Stoll Acquisition, the Michiana Acquisition, each of the respective Scherer Companies Acquisitions, and each of the respective Klein Companies acquisitions), in the form attached hereto as Exhibit D, certifying that the escrow closing for the Stoll Acquisition, the Michiana Acquisition, each of the respective Scherer Companies Acquisitions, and each of the respective Klein Companies acquisitions have been completed, the date completed, and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. Each certificate shall also be executed by Northern for the purpose of evidencing Northern's acknowledgement and agreement to the certifications set forth in that certificate.

                  (b) The Agreement (with all of its schedules and exhibits) and the Exchange shall have been finally approved by Unimag's Board of Directors. This condition shall be satisfied by delivery to Escrow Agent of resolutions of Unimag's Board of Directors providing such approval, certified by Unimag's Secretary.

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                  (c) The Exchange, the Michiana Acquisition, the Stoll
         Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit E, certifying that the Exchange, the Michiana Acquisition, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.

                  (d) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

                  (e) Unimag, Northern, and the former shareholders of the MacGregor News Agency, Inc., a Michigan corporation ("MACGREGOR"), shall have entered into a Release of Pledge of Stock and Security Agreement and Consent to transfer of Assets (the "MACGREGOR AGREEMENT") in a form substantially similar to the form of the MacGregor Agreement attached as Exhibit F (any revisions to the MacGregor Agreement must be approved by Unimag's legal counsel). This condition shall be satisfied by delivery to Escrow Agent of (i) a fully executed MacGregor Agreement, and (ii) all of the certificates for the shares of stock of MacGregor (the "MACGREGOR SHARES") endorsed for transfer to Unimag. Notwithstanding anything in this agreement to the contrary, this condition may not be waived or altered in any manner by Unimag and/or Northern and Escrow Agent will disregard any instructions from Unimag and/or Northern which may attempt to waive or alter this condition.

         Section 7. Upon the satisfaction of the conditions set forth in Section 6 by Escrow Agent's receipt of all of the certificates described in Section 6, the Parties will attend the Closing (as contemplated by the Exchange Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages listed on Exhibit A and the Shareholder Voting Agreement counterpart signature pages listed as item 1 on Exhibit C to the Trustee with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents),
(iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall

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represent the Klein Companies and their shareholders for purposes of receipt of such documents), (b) the documents listed in Exhibit B to an officer of Northern, and (c) the documents listed in Exhibit C, the MacGregor Agreement, and the certificates for the MacGregor Shares, endorsed for transfer to Unimag, to an officer of Unimag. If instructed to do so by a Party entitled to receive documents, the Escrow Agent may deliver such documents to another person or entity. Unimag and Northern hereby acknowledge that the closings for the Stoll Acquisition, the Michiana Acquisition, the remaining Scherer Companies Acquisitions, and the Klein Companies acquisitions will be held shortly after the Closing.

         Section 8. If all of the conditions set forth in Section 6 have not been satisfied by December 31, 1996, or such later date as Unimag and Northern may agree to and so instruct Escrow Agent in writing, then Escrow Agent shall
(a) destroy the Closing Document described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, except for item 10, which the Escrow Agent shall destroy, (c) return the Closing Documents described in Exhibit C and the MacGregor Shares to Northern (with the MacGregor Shares owned by Mr. Foster to be returned to him), except for items 5, 12, and 13, and the MacGregor Agreement, all of which Escrow Agent shall destroy; and all of the Closing Documents shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Exchange Agreement shall be deemed terminated and both Unimag and Northern shall remain responsible for their costs and expenses associated with the transactions contemplated by the Exchange Agreement in accordance with the provisions of Section 10.10 of the Exchange Agreement.

         Section 9. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and Northern. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

         Section 10. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag and Northern shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.

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         Section 11.     Instructions to Escrow Agent shall be addressed to:

                           Baker & Hostetler
                           65 East State Street, Suite 2100
                           Columbus, Ohio 43215
                           Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

         Section 12. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c) waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 13. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

         Section 14. If the Escrow Agent receives a written notice from any of the Parties of a dispute as to completion of any of the conditions set forth in
Section 6, and such notice is received prior to the distributions from escrow set forth in Section 7, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler in that regard.

                                              UNITED MAGAZINE COMPANY

                                              By /s/Ronald E. Scherer
                                                -------------------------------
                                                  Ronald E. Scherer, Chairman

                    [Signatures continued on following page.]

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                                            NORTHERN NEWS COMPANY

                                            By /s/ David B. Thompson
                                              ---------------------------------
                                                David B. Thompson, Treasurer

                                            BAKER & HOSTETLER

                                            By /s/ Robert K. Rupp
                                              ---------------------------------
                                                Robert K. Rupp, Partner

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                                    EXHIBIT A

                  DOCUMENTS DELIVERED BY UNIMAG AND/OR NORTHERN

1. Debenture Agreement dated as of October 9, 1996, among Unimag, Northern, and certain other parties. (Includes counterpart signature pages for only Northern and only Exhibits A and B. The remaining counterpart signature pages and exhibits and Schedule I will be provided in connection with the other Escrow Closings.)


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                                                     EXHIBIT B

                                           DOCUMENTS DELIVERED BY UNIMAG

1.       Certified articles of incorporation of Unimag.

2.       Good standing certificate of Unimag.

3.       Certified code of regulations of Unimag.

4.       Incumbency certificate of Unimag.

5.       Certificate of president of Unimag.

6.       Certified board of directors resolutions.

7. Letters from shareholders of Unimag entitled to vote more than 50% of Unimag common shares indicating they will vote in favor of the Exchange.

8. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period.

9. Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the Section 351 exchange.

10. Opinion letter of Baker & Hostetler (This document has not been deposited into escrow. It will be deposited into escrow no later than October 18, 1996.)

11. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to Northern as required by the Exchange.

12.      One Senior Debenture to be issued to Northern under the Debenture
         Agreement.

13. One Subordinated Debenture to be issued to Northern under the Debenture Agreement.


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                                    EXHIBIT C

                         DOCUMENTS DELIVERED BY NORTHERN

1. Shareholder Voting Agreement dated October 9, 1996, among Northern and certain other parties (Counterpart signature pages for Northern will be deposited into escrow in connection with the escrow closing for Stoll.).

2.       Bill of Sale for certain of the Acquired Assets executed by Northern.

3. Assignment of Certain Acquired Assets and Assumption of Assumed Liabilities executed by Northern and Unimag.

4. Certificates of Title to the Vehicles, endorsed for transfer to Unimag. (Date of sale, odometer reading, and sale price to be completed at Closing.)

5. Lease Agreement dated October 9, 1996, between Northern News Company and Unimag for the Petoskey Warehouse.

6.       Certified articles of incorporation of Northern and MacGregor

7.       Good standing certificates of Northern and MacGregor.

8.       Certified By-laws of Northern and MacGregor.

9.       Incumbency certificates of Northern and MacGregor.

10. Certificates of the presidents or other officers of Northern and MacGregor.

11. Certified resolutions of the boards of directors of Northern and MacGregor.

12.      Opinion letter of Northern's Legal Counsel.

13.      Opinion letter of independent legal counsel.

14.      MacGregor's minute books and other corporate records.

15.      Agreement dated October 9, 1996, between Mr. Foster and Northern.

                                    EXHIBIT D

                          CERTIFICATE OF ESCROW CLOSING

                            [INSERT NAME OF COMPANY]

         The undersigned hereby certify, on behalf of [insert name of Company], and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is the escrow agent under a certain document escrow agreement dated September ___, 1996 (the "NORTHERN DOCUMENT ESCROW AGREEMENT"), among Unimag, Northern News Company ("NORTHERN"), and Baker & Hostetler, as follows:

         1. The escrow closing (the "_________ ESCROW CLOSING") contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date];

         2. The _________ Escrow Closing was completed upon terms and conditions substantially similar to the escrow closing provided for in the Northern Document Escrow Agreement.

                                    [INSERT NAME OF COMPANY]

Date:  September ___, 1996           By__________________________________
                                       Print Name________________________

                                     Its__________________________________

                                     UNITED MAGAZINE COMPANY

Date:  September___, 1996            By__________________________________
                                       Print Name________________________

                                     Its__________________________________

                    [Acknowledgement on the following page.]


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                                 ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees, on behalf of Northern, that the certifications set forth in this certificate satisfy the requirements of Section 6(a) of the Northern Document Escrow Agreement.

                                           NORTHERN NEWS COMPANY

Date:  September ___, 1996                 By__________________________________
                                             Print Name________________________

                                           Its__________________________________

                                    EXHIBIT E

                      CERTIFICATE OF INSPECTOR OF ELECTIONS

         The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 1996, hereby certifies to Baker & Hostetler that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

         1. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock Michiana in accordance with the terms of such exchange agreement;

         2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

         3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

         4. The Asset Transfer and Exchange Agreement between Unimag and Ohio Periodical Distributors, Inc. ("OPD"), and the acquisition of certain assets and liabilities of OPD in accordance with the terms of such exchange agreement;

         5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

         6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement.

         7. The Stock Transfer and Exchange Agreement among Unimag, The George R. Klein News Co., Central News Co., Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"), and all of their shareholders and the acquisition of the stock of the Klein Companies in accordance with the terms of such exchange agreement.

Date: _____________, 1996              ____________________________________
                                      _________________, Inspector of Elections


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                                   EXHIBIT F

               RELEASE OF PLEDGE OF STOCK AND SECURITY AGREEMENT
               -------------------------------------------------

                                      and

                         CONSENT TO TRANSFER OF ASSETS
                         -----------------------------

         This Release of Pledge of Stock and Security Agreement, entered into this ____ day of September, 1996, by and among Charles MacGregor, Keith and Debra J. Hayes, David MacGregor and Scott MacGregor of Mount Pleasant, Michigan (hereinafter collectively referred to as "MacGregors"), Northern News Company, a Michigan corporation (hereinafter referred to as "Northern") and Arthur C. Foster, Sr., of Petoskey, Michigan (hereinafter referred to as "Foster").

                                  WITNESSETH:

         WHEREAS, Northern and Foster have heretofore entered into a Pledge of Stock and Security Agreement, dated January 10, 1996, with each of the MacGregors (hereinafter the "Agreement") to secure payment to MacGregors under the terms of certain Promissory Notes, dated January 10, 1996; delivered to MacGregors by Northern and

         WHEREAS, Northern now desires to transfer the pledged stock, together with certain of the assets comprising the Collateral under the Agreement, to United Magazine Company ("Unimag") pursuant to an Asset Transfer and Exchange Agreement, dated August 30, 1996, between Northern and Unimag; and

         WHEREAS, the terms of the Asset Transfer and Exchange Agreement require that the stock and the assets transferred to Unimag be free of any liens and encumbrances; and

         WHEREAS, the MacGregors have agreed to such transfer.

         NOW THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         A. MacGregors hereby consent to the transfer to, and assignment of, the Promissory Notes and the Security Agreements (with respect to the assets of Northern associated with its wholesale periodical distribution business), as referenced above, and to the transfer of all of the assets of Northern associated with its wholesale periodical distribution business to Unimag, and further, MacGregors consent to the granting of additional security interests in such assets by Unimag.

         B. MacGregors hereby release the security interests held by them pursuant to the above referenced security agreements with respect to any and all of the assets of Northern which are not transferred to Unimag pursuant to the Asset Transfer and Exchange Agreement.

        C. MacGregors hereby terminate the pledge of stock of MacGregor News Agency, Inc., a Michigan corporation, and consent to the transfer to Unimag of all of the issued and outstanding capital stock of that company.

         The MacGregors agree to execute any termination statements or other instruments which may be required to evidence the above releases and consents.

         IN WITNESS WHEREOF, the parties have executed this document as of the day and year first above written.

NORTHERN NEWS COMPANY


_______________________                                ________________________
By: David B. Thompson                                  Charles D. MacGregor
Its: Treasurer

                                                       _______________________
_______________________                                Keith Hayes
Arthur C. Foster, Sr.

                                                       _______________________
_______________________                                Debra J. Hayes
David MacGregor

                                                       _______________________
                                                       Scott MacGregor


        United Magazine Company, in consideration of the above agreements hereby agrees to assume the obligations and responsibilities of Northern under the Agreement and the Promissory Notes from and after the date of final closing of the Asset Transfer and Exchange Agreement.

                                                       UNITED MAGAZINE COMPANY


                                                       _______________________
                                                       By: Ronald E. Scherer
                                                       Its: Chairman

                         CONSENT TO ASSIGNMENT OF LEASE
                         ------------------------------

         For and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Charles D. MacGregor and Lois MacGregor, of 575 Hiawatha Drive, Mt. Pleasant, Michigan, Lessor under that certain Lease Agreement, dated January 10, 1996, with MacGregor News Agency, Inc., a Michigan corporation, as Lessee, for the property and warehouse located at 1733 Industrial Park Drive, Mt. Pleasant, Michigan (the "Lease"), hereby consent to the transfer of the capital stock of Lessee, together with the assignment of the Lease, pursuant to the Asset Transfer and Exchange Agreement, dated July 29, 1996, between Northern News Company, a Michigan corporation, and United Magazine Company, an Ohio corporation.

                                                        _______________________
                                                        Charles D. MacGregor


                                                        _______________________
                                                        Lois MacGregor